SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 2, 2015 (June 30, 2015)

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 30, 2015 at 10:00 a.m. (China local time), SinoCoking Coal & Coke Chemical Industries, Inc. (the “Registrant” or “Company”) held its Annual Meeting of Stockholders, at the Registrant’s principal executive offices located at Kuanggong Road and Tiyu Road 10th Floor, Chengshi Xin Yong She, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China. A total of 17,930,019 of the Registrant’s shares of common stock were present in person or by proxy, representing 74.83% of the issued and outstanding common stock of the Registrant eligible to vote at the Annual Meeting, and, as a result a quorum was present. The following tables reflect the tabulation of the votes with respect to each proposal submitted to a vote of the Registrant’s shareholders at the Annual Meeting. Abstentions and broker non-votes were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.

Proposal 1: Change Name of the Company to Hongli Clean Energy Technologies Corp.

To amend and restate the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to Hongli Clean Energy Technologies Corp. The proposal was approved by a vote of approximately 99.60% of the votes cast (excluding 3,242 abstentions and 7,586,890 broker non-votes). The voting results were as follows:

For		Against
Number	Percentage	Number	Percentage
10,298,487	99.60%	41,400	0.4%

The Registrant will file an Articles of Amendment with the Florida Secretary of State reflecting the name change as soon as possible. The amendment will become effective on the date the Articles of Amendment is accepted for filing by the Florida Secretary of State. The Registrant will file a Form 8-K upon such acceptance.

Proposal 2: Adjournment of the Annual Meeting, if Necessary

To adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to change the name of the Company. The proposal was approved by a vote of approximately 98.80% of the votes cast (excluding 6,910 abstentions and 7,586,890 broker non-votes). The voting results were as follows:

For		Against
Number	Percentage	Number	Percentage
10,212,398	98.80%	123,821	1.20%

Proposal 3: Amendment and Restatement of Bylaw

To amend and restate the Company’s Bylaws, as amended to date, to provide that the annual meeting and any special meeting requested by shareholders be called for a date not less than 10 nor more than 60 days after the request is made, and the written notice of such meeting be delivered not less than 10 nor more than 60 days before such meeting. The proposal was approved by a vote of approximately 99.60% of the votes cast (excluding 51,030 abstentions and 7,708,976 broker non-votes). The voting results were as follows:

For		Against
Number	Percentage	Number	Percentage
10,129,622	99.60%	40,391	0.40%

Proposal 4: Election of Directors

The following individuals were nominated in 2015 to serve until the Annual Meeting of Stockholders for the fiscal year ending June 30, 2016 and until such director’s respective successor is elected or qualified, or until such director’s earlier death, resignation or removal from office. All of the nominees were elected. The results (excluding, for each director 15,803 abstentions and 7,708,976 broker non-votes) were as follows:

Nominee	For		Against
	Number	Percentage	Number	Percentage
Jianhua Lv	10,205,140	100%	100	0%
Yushan Jiang	10,193,228	99.88%	12,012	0.12%
Hui Zheng	10,201,140	99.96%	4,100	0.04%
Hui Huang	10,192,713	99.88%	12,527	0.12%
Haoyi Zhang	10,193,183	99.88%	12,057	0.12%

Proposal 5: Ratification of Appointment of Independent Auditor

To ratify the appointment of HHC LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The proposal was approved by a vote of approximately 99.45% of the votes cast (excluding 206,897 abstentions). The voting results were as follows:

For		Against
Number	Percentage	Number	Percentage
17,625,416	99.45%	97,706	0.55%

Proposal 6: Advisory Vote on Executive Compensation

To approve on a non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in the proxy statement. The proposal was approved by a vote of approximately 98.65% of the votes cast (excluding 50,128 abstentions and 7,708,977 broker non-votes). The tabulation of the voting results is as follows:

For		Against
Number	Percentage	Number	Percentage
10,033,429	98.65%	137,485	1.35%

ITEM 8.01 OTHER EVENTS

On July 2, 2015, the Registrant issued a press release announcing the approval of name change at the Registrant’s Annual Meeting of Shareholders held on June 30, 2015. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated July 2, 2015.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 2, 2015	SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer